Exhibit 99.1
Marathon Petroleum Corp. Reports Fourth-Quarter and Full-Year 2025 Results
•Fourth-quarter net income attributable to MPC of $1.5 billion, or $5.12 per diluted share, adjusted net income of $1.2 billion, or $4.07 per diluted share
•Full-year refining utilization of 94 percent and margin capture of 105 percent, demonstrating strong operational and commercial performance
•Cash from operations of $8.3 billion enabled peer-leading capital returns of $4.5 billion in 2025
•MPLX’s growing distribution is expected to more than fund MPC’s 2026 dividend and standalone capital; a source of differentiation for capital return

FINDLAY, Ohio, Feb. 3, 2026 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $1.5 billion, or $5.12 per diluted share, for the fourth quarter of 2025, compared with net income attributable to MPC of $371 million, or $1.15 per diluted share, for the fourth quarter of 2024.
Adjusted net income was $1.2 billion, or $4.07 per diluted share, for the fourth quarter of 2025. This compares to adjusted net income of $249 million, or $0.77 per diluted share, for the fourth quarter of 2024.
The fourth quarter of 2025 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $3.5 billion, compared with $2.1 billion for the fourth quarter of 2024.
For the full year 2025, net income attributable to MPC was $4.0 billion, or $13.22 per diluted share, compared with net income attributable to MPC of $3.4 billion, or $10.08 per diluted share for the full year 2024. Adjusted net income was $3.3 billion, or $10.70 per diluted share for the full year 2025. This compares to adjusted net income of $3.3 billion, or $9.51 per diluted share for the full year 2024. Cash provided by operating activities was $8.3 billion for the full year 2025, compared with $8.7 billion for the full year 2024. Adjusted EBITDA was $12.0 billion for the full year 2025, compared with $11.3 billion for the full year 2024.
“In 2025, strong refining operational performance and commercial execution drove cash flow generation,” said Chairman, President and Chief Executive Officer Maryann Mannen. “The deployment of MPC capital enhances our competitiveness in each of the regions where we operate. In Midstream, MPLX is investing to execute its natural gas and NGL growth strategies. Growing MPLX distributions differentiates MPC from peers and supports our commitment to industry-leading capital return.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Refining & Marketing segment adjusted EBITDA	$1,997	$559	$6,138	$5,703
Midstream segment adjusted EBITDA	1,680	1,707	6,750	6,544
Renewable Diesel segment adjusted EBITDA	7	28	(110)	(150)
Subtotal	3,684	2,294	12,778	12,097
Corporate	(236)	(189)	(927)	(864)
Add: Depreciation and amortization	41	15	105	90
Adjusted EBITDA	$3,489	$2,120	$11,956	$11,323

Refining & Marketing (R&M)
Segment adjusted EBITDA was $1,997 million in the fourth quarter of 2025, versus $559 million for the fourth quarter of 2024. R&M segment adjusted EBITDA was $7.15 per barrel for the fourth quarter of 2025, versus $2.03 per barrel for the fourth quarter of 2024. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $410 million in the fourth quarter of 2025 and $281 million in the fourth quarter of 2024.
R&M margin was $18.65 per barrel for the fourth quarter of 2025, versus $12.93 per barrel for the fourth quarter of 2024. Crude capacity utilization was 95%, resulting in total throughput of 3.0 million barrels per day (bpd) for the fourth quarter of 2025. R&M margin results were driven by higher crack spreads compared to the fourth quarter of 2024.
Refining operating costs were $5.70 per barrel for the fourth quarter of 2025, versus $5.26 per barrel for the fourth quarter of 2024, reflecting higher project related expense associated with increased turnaround activity and higher energy costs.
Midstream
Segment adjusted EBITDA was $1.7 billion in the fourth quarter of 2025, versus $1.7 billion for the fourth quarter of 2024. The results reflect higher rates and throughputs plus contributions from recently acquired assets, which were more than offset by higher operating expenses and the divestiture of non-core gathering and processing assets.
Renewable Diesel
Segment adjusted EBITDA was $7 million in the fourth quarter of 2025, versus $28 million for the fourth quarter of 2024. The results reflect increased utilization to 94%, offset by a weaker margin environment compared to the prior year quarter.
Corporate and Items Not Allocated
Corporate expenses totaled $236 million in the fourth quarter of 2025, compared with $189 million in the fourth quarter of 2024.
Financial Position, Liquidity, and Return of Capital
As of December 31, 2025, MPC had $3.7 billion of cash and cash equivalents, including $2.1 billion of cash at MPLX, and no borrowings outstanding under its $5 billion five-year bank revolving credit facility.
In the fourth quarter, the company returned approximately $1.3 billion of capital to shareholders. As of December 31, 2025, the company had $4.4 billion available under its share repurchase authorizations.

Strategic Update
MPC’s 2026 standalone (excluding MPLX) capital spending outlook: $1.5 billion. Approximately 65% of its overall spending is focused on value enhancing capital and 35% on sustaining capital.

2026 Capital Outlook ($ millions)

MPC Standalone (excluding MPLX)
Refining & Marketing Segment:
Refining	$710
Marketing	250
Maintenance	450
Refining & Marketing Segment	1,410
Renewable Diesel	0
Midstream Segment (excluding MPLX)	40
Corporate and Other(a)	50
Total MPC Standalone (excluding MPLX)	$1,500

MPLX Total(b)	$2,700
(a) Does not include capitalized interest.
(b) Excludes $260 million of reimbursable capital.

MPC’s 2026 capital spending outlook includes continued high-return investments at its Galveston Bay, Robinson, El Paso, and Garyville refineries. The utility modernization project at the Los Angeles refinery was successfully implemented in the fourth quarter of 2025. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.
Newly Announced
•Garyville - Feedstock Optimization: To optimize feedstock slate by displacing higher-cost intermediate purchases with crude to improve margin. Capital spend in 2026 is expected to be $110 million and another $185 million in 2027. Completion is expected by year-end 2027.
•Garyville - Product Export Flexibility: To increase flexibility to produce incremental export premium gasoline, while improving reliability and lowering costs. Total capital spend in 2026 is expected to be $50 million and another $100 million in 2027. Completion is expected by year-end 2027.
•El Paso - Yield Improvement: To upgrade fluid catalytic cracker and alkylation units to drive volume expansion and increased production of specialty gasolines for local markets. Capital spend in 2026 is expected to be $35 million. Completion is expected in the second quarter of 2026.

Ongoing
•Robinson - Product Flexibility: To increase the refinery’s flexibility to maximize higher value jet fuel production to meet growing demand. Capital spend is expected to be $50 million in 2026. Completion is expected in the third quarter of 2026.

•Galveston Bay - Distillate Hydrotreater: To upgrade high-sulfur distillate to higher-value ultra-low sulfur diesel with the addition of a 90 thousand bpd (mbpd) high-pressure distillate hydrotreater (DHT). Capital spend in 2026 is expected to be $350 million, with another $225 million in 2027. Completion is expected by year-end 2027.

MPLX’s 2026 capital spending outlook: $2.7 billion. Approximately 90% of its overall spending is focused on growth capital and 10% on maintenance capital.
MPLX is expanding its Permian to Gulf Coast integrated value chain, progressing long-haul pipeline growth to support expected increased producer activity, and investing in Permian and Marcellus processing capacity in response to producer demand. Updates include:
Newly Announced
•Secretariat II: Consists of a 300 million cubic feet per day (MMcf/d) gas processing plant which will increase MPLX's processing capacity in the Permian basin to 1.7 billion cubic feet per day (Bcf/d); expected in service in the second half of 2028.
•Marcellus Gathering System Expansion: Consists of a compressor station, over 30 miles of pipelines, supporting well connections, and de-bottlenecking activities at MPLX's Majorsville gas processing complex. Expected in service in the first half of 2028.
Ongoing
•Secretariat I: A 200 MMcf/d gas processing plant, began commissioning in January 2026. The plant increases MPLX's gas processing capacity in the Permian to 1.4 Bcf/d, with volumes expected to ramp through 2026.
•Harmon Creek III: Consists of a 300 MMcf/d gas processing plant and 40 mbpd de-ethanizer, which will increase MPLX's processing capacity in the Northeast to 8.1 Bcf/d and fractionation capacity to 800 mbpd; expected in service in the third quarter of 2026.
•Titan Complex (Northwind): The second sour gas treating plant is anticipated to be fully online in the fourth quarter of 2026, which will increase sour gas treating capacity in the Permian to over 400 MMcf/d from its acquired level of 150 MMcf/d.
•BANGL Pipeline: Expansion from 250 mbpd to 300 mbpd; supporting MPLX's Gulf Coast fractionators. Expected in service in the fourth quarter of 2026.
•Bay Runner and Rio Bravo Pipelines: Designed to transport up to 5.3 Bcf/d of natural gas from the Agua Dulce hub in Texas to export markets via the Gulf Coast. Bay Runner Pipeline is expected to be in service in the third quarter of 2026, and the Rio Bravo Pipeline is expected to be in service in 2029.
•Blackcomb Pipeline: A 2.5 Bcf/d pipeline connecting supply in the Permian to domestic and export markets along the Gulf Coast. The pipeline provides shippers with flexible market access and is expected in service in the fourth quarter of 2026.
•Traverse Pipeline: A bi-directional 2.5 Bcf/d pipeline designed to transport natural gas along the Gulf Coast between Agua Dulce and the Katy area. The pipeline creates optionality for shippers to access multiple premium markets and is expected in service in the second half of 2027.
•Gulf Coast Fractionators: Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery. These fractionation facilities are expected in service in 2028 and 2029. MPC will purchase the offtake from the fractionators and intends to market it globally.

•Gulf Coast LPG Export Terminal: Constructing a 400 mbpd LPG export terminal in an advantaged location for global market access, and an associated pipeline, which is anticipated in service in 2028; a strategic partnership with ONEOK.
•Eiger Express Pipeline: A 3.7 Bcf/d pipeline designed to transport natural gas from the Permian basin to Katy, Texas, with connectivity to Agua Dulce via the Traverse pipeline. Expected in service in mid-2028.

First-Quarter 2026 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.85
Distribution costs (in millions)	$1,625
Refining planned turnaround costs (in millions)	$465
Depreciation and amortization (in millions)	$385

Refinery throughputs (mbpd):
Crude oil refined	2,540
Other charge and blendstocks	200
Total	2,740

Corporate (includes $30 million of D&A)	$240

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Senior Director, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.

Refining margin capture or “capture” is an operations metric that represents MPC’s ability to convert benchmark market conditions into realized performance. Capture reflects the percentage of our R&M Margin Indicator realized in our reported R&M Margin and is calculated by dividing our reported R&M Margin to the R&M Margin Indicator. We use and believe our investors use this metric to evaluate our Refining & Marketing segment’s operating, financial and commercial performance relative to benchmark margin and market indicators and prevailing market conditions.
Market Data
Certain relevant benchmark margin and market data, including pricing, regional and blended crack spreads and sweet and sour crude differentials, along with a hypothetical Refining and Marketing margin indicator based on such margin and market data and operational guidance provided for each quarter, is available on MPC’s Investors website at www.marathonpetroleum.com/Investors/Investor-Market-Data. MPC intends to update this information each month no later than the close of business on the second business day following the end of each month unless otherwise noted and may also provide additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, renewable diesel and other renewable fuels, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the ability to obtain the necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed acquisition of Northwind Delaware Holdings LLC (“Northwind Midstream”); the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating within the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2024, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2025	2024	2025	2024
Revenues and other income:
Sales and other operating revenues	$32,574	$33,137	$132,699	$138,864
Income from equity method investments	204	252	1,622	1,048
Net gain on disposal of assets	169	11	173	28
Other income	475	66	728	472
Total revenues and other income	33,422	33,466	135,222	140,412
Costs and expenses:
Cost of revenues (excludes items below)	28,861	30,558	119,446	126,240
Depreciation and amortization	828	826	3,251	3,337
Selling, general and administrative expenses	836	804	3,349	3,221
Other taxes	203	137	885	818
Total costs and expenses	30,728	32,325	126,931	133,616
Income from operations	2,694	1,141	8,291	6,796
Net interest and other financial costs	343	245	1,276	839
Income before income taxes	2,351	896	7,015	5,957
Provision for income taxes	372	111	1,137	890
Net income	1,979	785	5,878	5,067
Less net income attributable to:
Redeemable noncontrolling interest	—	6	—	27
Noncontrolling interests	444	408	1,831	1,595
Net income attributable to MPC	$1,535	$371	$4,047	$3,445

Per share data
Basic:
Net income attributable to MPC per share	$5.13	$1.16	$13.24	$10.11
Weighted average shares outstanding (in millions)	299	320	305	340

Diluted:
Net income attributable to MPC per share	$5.12	$1.15	$13.22	$10.08
Weighted average shares outstanding (in millions)	300	321	306	341

Capital Expenditures and Investments (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Refining & Marketing	$448	$484	$1,580	$1,445
Midstream	979	379	2,975	1,504
Renewable Diesel	1	2	19	8
Corporate(a)	34	56	119	119
Total	$1,462	$921	$4,693	$3,076

(a)    Includes capitalized interest of $30 million, $18 million, $94 million and $56 million for the fourth quarter 2025, the fourth quarter 2024, full year 2025 and full year 2024, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Refining & Marketing margin(a)	$18.65	$12.93	$16.87	$16.01
Less:
Refining operating costs(b)	5.70	5.26	5.59	5.34
Distribution costs(c)	5.71	5.34	5.67	5.48
LIFO inventory adjustment	0.29	0.38	0.07	0.10
Other income(d)	(0.20)	(0.08)	(0.09)	(0.24)
Refining & Marketing segment adjusted EBITDA	$7.15	$2.03	$5.63	$5.33

Refining planned turnaround costs	$1.47	$1.02	$1.39	$1.31
Depreciation and amortization	1.40	1.53	1.49	1.65
Fees paid to MPLX included in distribution costs above	3.66	3.60	3.69	3.70

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Refining & Marketing refined product sales volume (mbpd)(a)	3,803	3,747	3,718	3,585
Crude oil refining capacity (mbpcd)(b)	2,963	2,950	2,963	2,950
Crude oil capacity utilization (percent)(b)	95	94	94	92

Refinery throughputs (mbpd):
Crude oil refined	2,817	2,783	2,787	2,714
Other charge and blendstocks	221	214	202	208
Net refinery throughputs	3,038	2,997	2,989	2,922

Sour crude oil throughput (percent)	47	43	45	44
Sweet crude oil throughput (percent)	53	57	55	56

Refined product yields (mbpd):
Gasoline	1,524	1,570	1,499	1,490
Distillates	1,120	1,109	1,093	1,070
Propane	68	69	67	67
NGLs and petrochemicals	154	154	195	192
Heavy fuel oil	123	57	90	59
Asphalt	79	80	79	81
Total	3,068	3,039	3,023	2,959
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	70	96	64	87

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$17.09	$12.36	$14.82	$15.05
Refining operating costs	4.49	4.04	4.61	4.14
Refining planned turnaround costs	0.47	0.74	0.81	1.23
Refining depreciation and amortization	0.90	1.14	0.95	1.35

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Refinery throughputs (mbpd):
Crude oil refined	1,218	1,190	1,155	1,119
Other charge and blendstocks	160	186	159	181
Gross refinery throughputs	1,378	1,376	1,314	1,300

Sour crude oil throughput (percent)	57	55	57	56
Sweet crude oil throughput (percent)	43	45	43	44

Refined product yields (mbpd):
Gasoline	659	671	625	621
Distillates	499	509	471	476
Propane	39	40	37	38
NGLs and petrochemicals	127	118	131	124
Heavy fuel oil	66	51	59	52
Asphalt	17	17	17	16
Total	1,407	1,406	1,340	1,327
Inter-region refinery transfers included in throughput and yields above (mbpd)	36	72	37	58

Mid-Continent Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$18.19	$11.31	$17.27	$15.77
Refining operating costs	5.56	5.21	5.19	5.10
Refining planned turnaround costs	1.16	1.49	1.17	1.40
Refining depreciation and amortization	1.28	1.40	1.35	1.39

Refinery throughputs (mbpd):
Crude oil refined	1,097	1,095	1,134	1,103
Other charge and blendstocks	76	79	65	70
Gross refinery throughputs	1,173	1,174	1,199	1,173

Sour crude oil throughput (percent)	24	22	24	24
Sweet crude oil throughput (percent)	76	78	76	76

Refined product yields (mbpd):
Gasoline	639	636	632	622
Distillates	430	423	434	413
Propane	20	20	21	20
NGLs and petrochemicals	16	20	41	42
Heavy fuel oil	10	18	13	15
Asphalt	62	63	62	65
Total	1,177	1,180	1,203	1,177
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	14	8	11

West Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$21.94	$15.70	$20.57	$18.29
Refining operating costs	8.26	7.48	8.20	7.92
Refining planned turnaround costs	4.38	0.55	3.09	1.07
Refining depreciation and amortization	1.27	1.38	1.43	1.37

Refinery throughputs (mbpd):
Crude oil refined	502	498	498	492
Other charge and blendstocks	55	45	42	44
Gross refinery throughputs	557	543	540	536

Sour crude oil throughput (percent)	64	60	64	61
Sweet crude oil throughput (percent)	36	40	36	39

Refined product yields (mbpd):
Gasoline	242	278	259	273
Distillates	198	198	191	197
Propane	9	9	9	9
NGLs and petrochemicals	24	30	30	33
Heavy fuel oil	81	34	55	30
Asphalt	—	—	—	—
Total	554	549	544	542
Inter-region refinery transfers included in throughput and yields above (mbpd)	26	10	19	18

Midstream Operating Statistics (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Pipeline throughputs (mbpd)(a)	6,005	5,939	6,067	5,874
Terminal throughputs (mbpd)	3,078	3,128	3,132	3,131
Gathering system throughputs (million cubic feet per day)(b)	6,848	6,734	6,709	6,579
Natural gas processed (million cubic feet per day)(b)	9,827	9,934	9,856	9,663
C2 (ethane) + NGLs fractionated (mbpd)(b)	666	683	660	654

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Renewable Diesel margin(a)	$68	$137	$151	$186
Less:
Operating costs(b)	71	68	274	269
Distribution costs(c)	32	28	101	95
LIFO inventory adjustment	(10)	55	(10)	55
Other income(d)	(32)	(42)	(104)	(83)
Renewable Diesel segment adjusted EBITDA	$7	$28	$(110)	$(150)

Planned turnaround costs	$2	$2	$39	$7
JV planned turnaround costs	5	9	18	9
Depreciation and amortization	16	25	69	75
JV depreciation and amortization	22	22	89	89

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	December 31, 2025	September 30, 2025
(in millions of dollars)
Cash and cash equivalents	$3,672	$2,654
Total consolidated debt(a)	32,876	32,844
MPC debt	7,223	7,198
MPLX debt	25,653	25,646
Equity	24,086	23,889

(in millions)
Shares outstanding	295	301

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net income attributable to MPC	$1,535	$371	$4,047	$3,445
Pre-tax adjustments:
Gain on sale of assets	(159)	—	(897)	(151)
SRE(a)	—	—	(57)	—
Transaction-related costs(b)	12	—	33	—
Legal settlements	(253)	—	(253)	—
LIFO inventory adjustment	(72)	(161)	(72)	(161)
Tax impact of adjustments(c)	103	39	254	62
Non-controlling interest impact of adjustments	54	—	222	55
Adjusted net income attributable to MPC	$1,220	$249	$3,277	$3,250

Diluted income per share	$5.12	$1.15	$13.22	$10.08
Adjusted diluted income per share	$4.07	$0.77	$10.70	$9.51

Weighted average diluted shares outstanding	300	321	306	341

(a)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program.
(b)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interests in BANGL LLC and the divestiture of the Rockies gathering and processing operations.
(c)    Income taxes for the three and twelve months ended December 31, 2025 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments after non-controlling interest. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net income attributable to MPC	$1,535	$371	$4,047	$3,445
Net income attributable to noncontrolling interests	444	414	1,831	1,622
Provision for income taxes	372	111	1,137	890
Net interest and other financial costs	343	245	1,276	839
Depreciation and amortization	828	826	3,251	3,337
Renewable Diesel JV depreciation and amortization	22	22	89	89
Refining & Renewable Diesel planned turnaround costs	412	283	1,553	1,404
Renewable Diesel JV planned turnaround costs	5	9	18	9
LIFO inventory adjustment	(72)	(161)	(72)	(161)
Gain on sale of assets	(159)	—	(897)	(151)
SRE(a)	—	—	(57)	—
Transaction-related costs(b)	12	—	33	—
Legal settlements	(253)	—	(253)	—
Adjusted EBITDA	$3,489	$2,120	$11,956	$11,323

(a)    Small Refinery Exemption (“SRE”) credit under the Renewable Fuel Standard program.
(b)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interests in BANGL LLC, and the divestiture of the Rockies gathering and processing operations.

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Refining & Marketing segment adjusted EBITDA	$1,997	$559	$6,138	$5,703
Plus (Less):
Depreciation and amortization	(390)	(422)	(1,627)	(1,767)
Refining planned turnaround costs	(410)	(281)	(1,514)	(1,397)
LIFO inventory adjustment	82	106	82	106
Selling, general and administrative expenses	664	562	2,632	2,472
(Income) loss from equity method investments	2	(11)	(9)	(57)
Net (gain) loss on disposal of assets	—	(2)	2	(1)
Other income	(192)	(33)	(347)	(342)
Refining & Marketing gross margin	1,753	478	5,357	4,717
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,998	2,823	11,817	11,321
Depreciation and amortization	390	422	1,627	1,767
Gross margin excluded from and other income included in Refining & Marketing margin(a)	127	(103)	(136)	(425)
Other taxes included in Refining & Marketing margin	(54)	(54)	(261)	(259)
Refining & Marketing margin	$5,214	$3,566	$18,404	$17,121

Refining & Marketing margin by region:(b)
Gulf Coast	$2,111	$1,483	$6,907	$6,839
Mid-Continent	1,949	1,207	7,503	6,705
West Coast	1,072	770	3,912	3,471
Refining & Marketing margin	$5,132	$3,460	$18,322	$17,015

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.
(b)Excludes the effect of the LIFO inventory adjustment.

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue plus value attributable to qualifying regulatory credits earned during the period less cost of renewable inputs and purchased product costs. We use and believe our investors use this non-GAAP financial measure to evaluate our Renewable Diesel segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable Diesel gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Renewable Diesel segment adjusted EBITDA	$7	$28	$(110)	$(150)
Plus (Less):
Depreciation and amortization	(16)	(25)	(69)	(75)
JV depreciation and amortization	(22)	(22)	(89)	(89)
Planned turnaround costs	(2)	(2)	(39)	(7)
JV planned turnaround costs	(5)	(9)	(18)	(9)
LIFO inventory adjustment	(10)	55	(10)	55
Selling, general and administrative expenses	9	19	35	59
Income from equity method investments	(26)	(31)	(82)	(70)
Other income	(12)	—	(33)	—
Renewable Diesel gross margin	(77)	13	(415)	(286)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	108	78	412	312
Depreciation and amortization	16	25	69	75
Martinez JV depreciation and amortization	21	21	85	85
Renewable Diesel margin	$68	$137	$151	$186